Mobile Phone Video-On-Demand (VOD) Business Cooperation Agreement

Party A: C Media Limited
Address: CN11, LEGEND TOWN, No. 1 Balizhuang Dongli, Chaoyang District, Beijing
Contact: [*****]
Tel: [*****]

Party B: Zhonghai Video Media (Beijing) Co., Ltd.
Address: Suite 2603, Tower A, Office Park, 10 Jin Tong West Road, Chaoyang District, Beijing
Contact: [*****]
Tel: [*****]

I. Cooperation Content

[*****]

2. Authorization

The Parties shall jointly work and cooperate on the mobile phone video service platform permitted by the legal license owned by Party A. Party A shall transmit and broadcast licensed content under this Agreement. Party A may not use licensed content for any purpose other than the one expressly stated herein.

3. Broadcast Time

In each year of cooperation, subject to the license agreement signed by and between Party B and upstream movie studios, the broadcast time of SVOD shall be 12 months and the broadcast time of new TVOD movies shall be 3 months. The specific broadcast time of each movie (“movie usage period”) shall be counted from the date when Party A first releases that movie to all zones. Party A shall release movies in strict accordance with the requirement of movie use period and timely change movies upon expiration of movie use period.

4. Licensed Content

1)	During cooperation, Party B shall provide Party A with [*****].

2)	TVOD service period shall be [*****], and Party B shall provide Party A with at least [*****] within the service period.

3)	Party B reserves the right to replace movies, provided that movies following replacement shall be of the same grade as movies before replacement.

4)

All licensed content provided by Party B may be used within the scope agreed by the Parties. The list of all optional licensed content shall be provided by Party B to Party A prior to execution of this Agreement. In case of other change, the supplemental agreement concluded by the Parties shall prevail.

5. Technical Specification

Party B shall make sure that high definition, standard definition licensed content will be transmitted in [*****] format. Specific technical specifications shall be negotiated and determined the Parties in accordance with the result of Party B’s technical test and Party A’s broadcast or transmission requirements.

6. Release of Licensed Content

Party B may release movies to Party A through satellite, dedicated network or encrypted hard drive. The Parties will negotiate and agree on economic and secure methods to receive licensed content provided by Party B.

II. Rights and obligations of the Parties

1. Party A’s rights and obligations:

1)	Party A agrees that Party B may within the term hereof use Party A’s trademark and name for the purposes of identifying and publicizing the cooperation project designated in this Agreement.

2)

Party A shall within its premises have necessary content security management measures to prevent any and all unauthorized access to, replication, display, transmission or deletion of licensed content. Within the term hereof, Party A shall consistently implement all technical and management measures established to satisfy technical requirements on content protection. In case that a certain security loophole on Party A’s protection measures appears and is likely to result in illegal access to, stealing of licensed content or other losses, Party A shall forthwith notify the circumstance to Party B and promptly take all necessary remedial measures to repair such security loophole. Meanwhile, Party B shall have the right to require Party A to suspend the broadcast of licensed content or terminate this Agreement.

3)

Party A as the operator of the contemplated project shall be responsible for addressing all inquiries and complaints from end users relating to licensed content. In respect to all operational matters, Party B shall not be held liable to Party A’s end users.

4)	Party A may not arbitrarily interrupt or stop use of Party B’s licensed content by users

5)

Party A shall have the right to conduct necessary review on licensed content through negotiation of the Parties in accordance with the national radio and TV censorship. If there is any obscene, violent content or other content that violates laws and public order and moral, Party A shall have the right to require Party B to make corresponding treatment.

2. Party B’s rights and obligations:

1)	Party B shall be responsible to provide licensed content and provide preliminary technical test and content preparation for brand zone.

2)

During provision of program media, Party B shall also provide Party A with corresponding publicity materials of relevant programs for Party A’s publicity, including but not limited to program list, movie files, movie posters in psd format, trailers and movie tidbits in ts or mov format, and Party B agrees that Party A may use the foregoing materials for program publicity.

3)

Party B shall have the right to make suggestions on promotion methods, marketing strategies and service and fee-charging models of the content provided by it, and Party B has the ultimate pricing power on licensed content provided by it.

III. Method of Cooperation and Payment

1. Licensed content fee:

1)             For proceeds generated from TVOD products under this Agreement, the Parties shall cooperate under the model of bottom guarantee and profit sharing. Bottom amount shall be RMB1,200,000 ("Bottom Amount"). Bottom Amount shall be paid off in two (2) installments:

(i)	RMB 600,000 shall be paid within ten (10) workdays after execution of this Agreement;

(ii)	RMB 600,000 shall be paid in the fourth (4th) month from the beginning of licensed content use period;

Within the cooperation period, if the gross proceeds obtained by Party B from the profit sharing of movie cooperation zone does not exceed Bottom Amount of RMB1,200,000 (calculated in line with general accounting rules currently adopted by Party A), Party A shall still pay Party B Bottom Amount of RMB1,200,000; if the gross proceeds obtained by Party B from the profit sharing of movie cooperation zone exceeds Bottom Amount ("Portion in Excess"), the Parties shall share such Portion in Excess according to the ratio of [*****] Party A shall notify Party B in writing of such Portion in Excess within three (3) workdays of the month immediately following the month of occurrence of Portion in Excess. Meanwhile, Party A shall, as from the month immediately following the month of occurrence of Portion in Excess, pay Party B the agreed profit share within three (3) workdays after the end of each month.

2)             For proceeds generated from SVOD products under this Agreement, the Parties shall cooperate under the profit sharing model under which Party A shall take [*****]. Party A shall pay Party B the agreed profit share within three (3) workdays after the end of each month.

2.	Tax Liability: Party A and Party B shall pay their respective taxes.

3.	Mode of Payment: Party A shall pay Party B by remitting the monies into the bank account shown below
Account-opening bank: [*****]
Account name: Zhonghai Video Media (Beijing) Co., Ltd.
Account No.: [*****]

4.

Payment Delay: If Party A delays in settlement of the monies payable to Party B hereunder without justification, Party B shall have the right to require Party A to pay liquidated damages for delay. If such delay lasts for more than 30 days and Party A fails to fulfill its obligation of settlement after Party B’s pressing for settlement, Party B shall have the right to terminate this Agreement unilaterally.

5.

Settlement Data: Party A agrees to keep true and complete daily sales data within the term hereof. Party A shall, within three (3) workdays after the beginning of each month, provide Party B with the previous month’s sales data and other information reasonably required by Party B in the format as stated in Schedule 1 hereto. Party B may, during the term of this Agreement and within two years after expiration or termination hereof, with prior written notice to Party A audit any information related to Party B’s licensed content in Party A’s account and sales record within the term hereof for the purpose of verifying sales data.

IV. Representations and Warranties by the Parties

1.

Either party hereby represents and warrants to the other party as follows: it is a legal person incorporated and validly existing under the laws of China and has all rights, capacity and authorization to enter into this Agreement; it has obtained all necessary procedures for execution and performance of this Agreement, including but not limited to full operation qualifications and compliance with its business scope; its performance of this Agreement does not contravene Chinese laws, regulations and bylaws or any contract that binds it; this Agreement, upon execution, constitutes an lawful and valid obligation that is binding upon it and enforceable against it pursuant to the terms and conditions hereof.

2.

Without prejudice to Article 5 “Limitation of Liability” hereof, the Parties agree that either party shall indemnify and hold harmless the other party from and against any and all liabilities, obligations, losses, compensations, penalties, expenses and costs (including costs of relief) incurred to, suffered or borne by the other party due to its untrue representations and warranties made hereunder.

V. Limitation of Liability

1.

To the maximum extent permitted by applicable law, Party B expressly indicates that it does not provide any explicit or implicit warranty on video content, including but not limited to any implicit warranty and liability for merchantability, applicability, reliability, accuracy, integrity, being free of virus and being free of error.

2.

Notwithstanding anything to the contrary contained herein, to the maximum extent permitted by applicable law, Party B shall in no case be held liable for any accidental, indirect, special or consequential damages or claim incurred by use of Party B’s application program or provided video content by Party A or users, or relating to service provided by Party B in any respect whatsoever.

3.	The limitation of Party B’s liability to Party A under this Agreement shall not exceed the aggregate amount of all profits likely to be obtained by Party B due to this Agreement.

VI. Legal Relationship between the Parties

1.

Each party shall be a separate legal entity. This Agreement shall under no circumstances be construed to form any agency or partnership between the Parties hereto, and neither party shall provide any form of warranty or guaranty for the other party or take joint and several liability to the other party under this Agreement.

2.	Neither party shall transfer or assign its rights and obligations hereunder or any part thereof to any third party without the other party’s prior written consent.

VII. Intellectual Property Right

1.

The Parties understand and acknowledge that the intellectual property rights of technologies of the cooperation project provided by Party A under this Agreement shall remain with Party A or original right holder, and the intellectual property rights of technologies provided by Party B hereunder shall remain with Party B or original right holder, and that the cooperation contemplated herein shall not result in any form of transfer or change of such intellectual property rights.

2.

The copyright of licensed content provided by Party B and the intellectual property right of some relevant marketing materials shall belong to relevant third parties, and nothing in this Agreement shall be constructed as an explicit or implicit grant of intellectual property right by Party B to Party A or other parties. Without Party B’s prior written consent, Party A may not use licensed content and relevant marketing materials provided by Party B for any purpose not permitted by this Agreement. With respect to damage to Party B or any third party incurred by Party A’s infringement upon intellectual property right of licensed content and relevant marketing materials, Party A agrees to compensate for Party B’s losses, including legal costs, attorney fee, compensation monies paid to third party and other expenses.

3.

Party A may not make any modification, deletion, cut, change or addition to licensed content and “metadata” contained therein (i.e., data pertaining to movie industry, including synopsis, credits, rating, genre, movie length).

4.	This Article shall survive the expiration, cancellation or termination of this Agreement.

VIII. Confidentiality

1.

Each party shall maintain the confidentiality of the content of this Agreement, commercial, financial, technical or product information and user data of the other party received or obtained as a result of performing this Agreement or within the term of this Agreement, or other documents or information marked “confidential” documents or information, or any other information without such marking whose confidentiality the receiving party shall have reasonably known (collectively known as "Confidential Information"), and may not disclose Confidential Information to any third party irrelevant to this Agreement without the disclosing party’s prior written consent. The obligation of confidentiality not only applies to the Parties hereto but also extend to their respective employees, agents, representatives and/or consultants; the Parties agree that any act by either party’s employees, agents, consultants or representatives for the purpose of performing this Agreement shall be deemed an act of that party, and that the foregoing party shall bear legal liability for such act.

2.

This Article shall survive the expiration, cancellation or termination of this Agreement. After expiration or termination of this Agreement, Party A shall within three (3) workdays return source files of licensed content and all materials provided by Party B and delete all such information (and Party A shall certify such deletion in writing to Party B).

IX. Force Majeure

1.

The term "force majeure" means any uncontrollable, unforeseeable and unavoidable objective event that prevents, affects or delays performance by a party hereto of its obligations or any part thereof under this Agreement. An event of force majeure includes, without limitation, government act, enactment and adjustment of laws, regulations, ordinances and bylaws, natural disasters, war, computer virus, hacking, uncontrollable network failure or other similar events.

2.

If either party or both parties hereto are prevented by force majeure from performing all or some of their respective obligations hereunder, neither party shall not bear the liability for breach of contract. The party (or parties) prevented by force majeure shall within fifteen (15) natural days after occurrence of force majeure notify the particulars of such event in writing to the other party and present relevant documentary evidence. After the cessation of force majeure, the prevented party or parties shall resume their performance of this Agreement.

X. Term and Termination of Agreement

1.

This Agreement shall take effect on the date of execution by the Parties and remain effective for [*****]. If either party intends to terminate this Agreement, the Parties shall confirm the termination hereof in writing after negotiation and agreement.

2.

If either party hereto breaches any obligation agreed herein, the non-breaching party may notify the breaching party in writing to require the latter to perform its obligations hereunder and take the corresponding liability. If the breaching party fails to perform the relevant obligation within thirty (30) natural days after receipt of written notice, the non-breaching party shall have the right to terminate this Agreement by giving written notice to the breaching party, and this Agreement shall terminate automatically upon the date when such notice is delivered to the breaching party. After termination of this Agreement, the breaching party shall also bear the corresponding liability for breach of contract.

3.	In any of the following circumstances, any party shall have the right to terminate this Agreement at any time with written notice to the other party:

1)	The other party files for bankruptcy, declares bankruptcy or enters into the liquidation or dissolution procedure;

2)	A third party legally confiscates or takes over the ownership right or assets of the other party, or a receiver is appointed to take over such assets; or

3)	The other party closes business, or purports to close business.

4.

The expiration or termination of this Agreement does not affect any outstanding settlement or the payment obligation of either party under this Agreement and other rights or obligations that already occur prior to the date of expiration. Party A shall, within fifteen (15) natural days of the date of expiration or termination hereof, pay Party A all amounts payable under this Agreement.

5.

Obligations surviving termination of this Agreement: If Party A possesses or controls any of Party B’s licensed content, Party A shall forthwith return the same to Party B. If such licensed content is already loaded in any format into file server or other storage space, Party A shall delete the foregoing licensed content within five (5) workdays (provided that Party A shall certify such deletion in writing to Party B)

XI. Miscellaneous

1.

The conclusion, validity, construction and performance of this Agreement and the resolution of any dispute under this Agreement shall be governed by the laws of China. Any and all disputes arising out of or in connection with this Agreement shall be first resolved by the Parties through amicable consultation. If any dispute fails to be resolved within thirty (30) natural days after either party notifies the other party notice of such dispute, either party may refer the dispute to Beijing People’s Court.

2.	Any change to this Agreement shall not be effective unless in writing and signed by the Parties.

3.

If any part of this Agreement is held to contravene laws and regulations of government or governmental department with jurisdiction over such matter, or is held invalid or illegal, the validity of the remainder of this Agreement shall not be affected. All other clauses hereof shall remain effective as an entirety and be binding upon the Parties.

4.	This Agreement constitutes the only and entire agreement between the Parties and supersedes all prior negotiations, commitments and written opinions with respect to the subject matter hereof.

5.

If either party fails to exercise or delays the exercise of any of its rights, powers or privileges hereunder, such failure or delay shall not be deemed a waiver of relevant rights, powers or privileges; and any single or partial exercise of any right, power or privilege shall not preclude further exercise of any right, right or privilege.

6.	This Agreement shall be made in four (4) counterparts and each party shall have two (2) such counterparts. All such counterparts shall have the same legal force and effect.

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Party A:	Party B:

/s/ C Media Limited	/s/ Zhonghai Video Media (Beijing) Co., Ltd.

Date: March 26, 2015	Date: March 26, 2015